EXHIBIT 99.1

NEWS RELEASE

Contact:	Deric Eubanks	Jordan Jennings	Joe Calabrese
	Chief Financial Officer	Investor Relations	Financial Relations Board
	(972) 490-9600	(972) 778-9487	(212) 827-3772

ASHFORD PRIME ANNOUNCES AGREEMENT TO ACQUIRE THE
RITZ-CARLTON SARASOTA FOR $171 MILLION

Acquisition Highlights:

•	Luxury resort in Sarasota, Florida with waterfront location on Sarasota Bay

•	Exceptional amenities including a Beach Club with 410 feet of beachfront as well as a Tom Fazio designed golf course

•	Revenue per available room (RevPAR) of $284.38 for the 12 months ended December 31, 2017

•	Property is in excellent physical condition with limited capex needs

DALLAS, February 16, 2018 -- Ashford Hospitality Prime, Inc. (NYSE: AHP) (“Ashford Prime” or the “Company”) today announced that it has entered into a definitive agreement to acquire the 266-room Ritz-Carlton Sarasota in Sarasota, Florida (the “Ritz Sarasota” or the “Property”) for $171 million ($643,000 per key). To fund the acquisition, the Company plans to use cash on its balance sheet as well as either drawing on its revolving credit line or securing a non-recourse mortgage loan on the property. As part of the transaction, the seller has agreed to provide a $5.5 million income guaranty to cover any decrease from 2017 hotel gross operating profit for up to three years, subject to certain conditions. In addition, the Company is also acquiring a 22 acre plot of vacant land for $9.7 million that is being entitled for residential development adjacent to the golf course. The acquisition is expected to close in early April subject to customary closing conditions. Because the acquisition is subject to customary closing conditions, the Company can give no assurance that the transaction will be consummated by such date or at all.

“The acquisition of the Ritz-Carlton Sarasota is an opportunity for us to acquire a luxury resort property with a premier location in the upscale and growing Sarasota market,” said Richard J. Stockton, Ashford Prime’s Chief Executive Officer. “This property fits perfectly with our strategy of owning luxury hotels and resorts and further diversifies our portfolio while also increasing the overall RevPAR of our portfolio, which is already the highest among our hotel REIT peers.”

Located on Sarasota Bay in downtown Sarasota, the Property, with its premier location, luxury brand affiliation and world-class amenities, is positioned as the leading resort in one of country’s fastest growing markets. Sarasota, located approximately 60 miles south of Tampa, is a popular and growing upscale, year-round destination on the west coast of Florida. Beyond the first-class hotel experience, guests have easy access to the Sarasota area’s many amenities and activities, including exceptional dining and shops, art galleries, beaches, museums, boating, fishing, and golfing.

The Ritz-Carlton Sarasota was built in 2001 and has 266 luxurious and spacious rooms, including 31 suites. The resort also offers an array of amenities, including a 26,000 sq. ft. Beach Club with 410 feet of beachfront, a private, luxury Tom Fazio-designed Golf Club, the award-winning 15,000 sq. ft. Ritz-Carlton Spa Club, eight food and beverage outlets, including the acclaimed Jack Dusty waterfront restaurant, 29,000 sq. ft. of flexible indoor meeting space, two outdoor pools, 24-hour state-of-the-art fitness club, lighted tennis courts and the Ritz Kids Club. The Property is in excellent physical condition after having received over $21 million in capital improvements during the past few years. Post-closing, the property will continue to be managed by Ritz-Carlton.
In addition, the Ritz Sarasota has been the recipient of the following awards:

•	AAA Five Diamond Lodging Award

•	Forbes Travel Guide Four-Star Award - Hotel

•	Conde Nast Traveler - Reader’s Choice Award

•	TravelandLeisure.com - America’s Best Beach Hotels

•	Travel & Leisure’s Reader’s Survey - World’s Best Hotels

•	Forbes Travel Guide Four-Star Award - The Ritz Carlton Spa

•	Travel & Leisure - World’s Best Spas

•	Zagat - America’s Top Golf Courses

The purchase price for the Ritz Sarasota represents, as of December 31, 2017, a trailing 12-month capitalization rate of 6.0% on hotel net operating income of $10.2 million and a trailing 12-month 12.8x Hotel EBITDA multiple, according to the Company’s preliminary estimates based on unaudited operating financial data provided by the sellers. The Company expects to realize a stabilized unleveraged yield of approximately 8% on its investment. On a trailing 12-month basis as of December 31, 2017, the Property achieved RevPAR of $284.38, with 78.1% occupancy and an average daily rate (ADR) of $364.04, according to unaudited operating financial data provided by the sellers. A reconciliation of non-GAAP financial measures is included in the financial table below.
Ashford Hospitality Prime is a real estate investment trust (REIT) focused on investing in luxury hotels and resorts.

Ashford has created an Ashford App for the hospitality REIT investor community. The Ashford App is available for free download at Apple’s App Store and the Google Play Store by searching “Ashford.”

Ashford Hospitality Prime
Ritz-Carlton Sarasota
Reconciliation of Hotel Net Income to Hotel EBITDA and Hotel Net Operating Income
(Unaudited, in millions)

12 Months
Ended December 31,
2017 (1)
Hotel Net Income	$4.4

Adjustment:
Depreciation and amortization	$7.4
Interest expense	$1.5

Hotel EBITDA	$13.3

Adjustment:
Capital reserve	$(3.1)

Hotel Net Operating Income	$10.2

(1) All information in this table is based upon unaudited operating financial data provided by the seller for the year ended December 31, 2017. Financial statements for the property have not been prepared for the year ended December 31, 2017, and this data has not been audited, reviewed or compiled by the Company’s independent registered public accounting firm, and therefore the financial information presented will likely change.

EBITDA is defined as net income (loss), computed in accordance with generally accepted accounting principles (“GAAP”), before interest, taxes, depreciation and amortization. Hotel EBITDA multiple is defined as the purchase price divided by the trailing 12 month EBITDA. A capitalization rate is determined by dividing the property's annual net operating income by the purchase price. Net operating income is the property's hotel EBITDA minus a capital expense reserve of either 4% or 5% of gross revenues.

Certain statements and assumptions in this press release contain or are based upon "forward-looking" information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release include, among others, statements about the closing of the acquisition of the Ritz Carlton Sarasota and the potential related property-level financing. These forward-looking statements are subject to risks and uncertainties. When we use the words "will likely result," "may," "anticipate," "estimate," "should," "expect," "believe," "intend," or similar expressions, we intend to identify forward-looking statements. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford Prime's control. These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: general volatility of the capital markets and the market price of our common stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy; our ability to successfully complete and integrate acquisitions, and manage our planned growth, and the degree and nature of our competition. These and other risk factors are more fully discussed in Ashford Prime's filings with the Securities and Exchange Commission. The forward-looking statements included in this press release are only made as of the date of this press release. Investors should not place undue reliance on these forward-looking statements. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.